Exhibit 99

CERTIFICATIONS

I, Gregory A. Mitchell, President and Chief Executive Officer of People’s Preferred Capital Corporation (the “Company”), do hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge the foregoing annual report of the Company:

(1)                           fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, 15 U.S.C. 78m or 78o(d), and,

(2)                           the information contained in this report fairly presents in all material aspects the financial condition of the Company.

Dated: March 21, 2003
Gregory A. Mitchell
President and C.E.O.

I, Karen Schoenbaum, Chief Financial Officer of People’s Preferred Capital Corporation (the “Company”), do hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge the foregoing annual report of the Company:

(1)                            fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, 15 U.S.C. 78m or 78o(d), and,

(2)                            the information contained in this report fairly presents in all material aspects the financial condition of the Company.

Dated: March 21, 2003
Karen Schoenbaum
Chief Financial Officer

I, Nancy Gilson, Controller of People’s Preferred Capital Corporation (the “Company”), do hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge the foregoing annual report of the Company:

(2)                            fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, 15 U.S.C. 78m or 78o(d), and,

(2)                            the information contained in this report fairly presents in all material aspects the financial condition of the Company.

Dated: March 21, 2003
Nancy H. Gilson
Controller